SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2004

CNB HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia	000-23991	58-2362335

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7855 Northpoint Parkway, Suite 200, Alpharetta, Georgia	30022-4849

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 650-8262

(Former Name or Former Address, if Changed Since Last Report)

Item 6. Resignations of Registrant’s Directors

     (a) Effective March 5, 2004, W. David Sweatt resigned from the Board of Directors of CNB Holdings, Inc. (the “Company”) as a result of his disagreement with various actions taken by the Board in connection with the Company’s proposed merger with First Capital Bancorp. Mr. Sweatt delivered a letter to the Board of Directors detailing the reasons for his resignation. Mr. Sweatt has requested that a copy of his letter be filed with this Form 8-K and it is included as Exhibit 99.1 hereto.

     (b) The Board of Directors vigorously disagrees with the assertions made by Mr. Sweatt in his letter dated March 5, 2004. On March 11, 2004, the Company filed a press release announcing Mr. Sweatt’s resignation and the Company’s intention to move forward with the proposed merger. A copy of the press release is included as Exhibit 99.2 hereto and is incorporated by reference into this Item 6.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Letter of Resignation of W. David Sweatt.

99.2	Press Release dated March 11, 2004 regarding resignation of Mr. Sweatt.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB HOLDINGS, INC. (Registrant)
Dated: March 12, 2004	By: /s/ H.N. Padget, Jr. H.N. Padget, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Letter of Resignation of W. David Sweatt.

99.2	Press Release dated March 11, 2004 regarding resignation of Mr. Sweatt.